Exhibit-99.b(3)

MANNING & NAPIER FUND, INC. BY-LAWS

(Formerly Exeter Fund, Inc.)

ARTICLE I STOCKHOLDERS

Section 1. Place of Meeting.  All meetings of the stockholders shall be held at the principal office of the Corporation or at any such place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

Section 2. Annual Meeting.  An annual meeting of the stockholders of the Corporation shall not be required to be held in any year in which the Investment Company Act of 1940, as amended does not require that the corporation obtain stockholder approval (i) for the election of director(s), (ii) of any contract with an investment advisor or principal underwriter, as those terms are defined in the Investment Company Act of 1940, as amended, that the corporation enters into, or renewal or amendment thereof, or (iii) for the selection of the corporation’s independent public accountants. In any year in which an annual meeting of stockholders is not required to be held, the Board of Directors may, but shall not be required to, determine to hold a meeting of the stockholders of the corporation. The meeting, if any, of the stockholders of the corporation shall be held on the date established by the Board of Directors during the fourth month following the close of the corporation’s fiscal year, or on such other date as the Board of Directors may from time to time determine, for the purpose of transacting any business as may properly be brought before the meeting.

Section 3. Special or Extraordinary Meetings.  Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the President or by the Chairman of the Board of Directors, if any, or by the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings of Stockholders.  Written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat not less than the minimum nor more than the maximum number of days permitted under the laws of Maryland, by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Section 5. Record Dates.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting or prior to such action, as the case may be, permitted by the laws of Maryland. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6. Quorum, Adjournment of Meetings.  The presence in person or by proxy of the holders of record of one-third of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 7. Voting and Inspectors.  At all meetings of stockholders, every stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector. The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the stock entitled to vote on such election matter.

Section 8. Conduct of Stockholders’ Meeting.  The meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or if a Chairman shall not have been elected or be present, by the President, or if he shall not be present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the chairman of the meeting shall appoint a secretary.

Section 9. Concerning Validity of Proxies, Ballots, Etc.  At every meeting of the stockholders, all proxies shall be received and taken in charge of, and all ballots shall be received and canvassed by, the secretary of the meeting, who shall decide all questions touching the qualifications of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in these By-Laws in which event such inspectors of election shall decide all such questions.

ARTICLE II BOARD OF DIRECTORS

Section 1. Number of Tenure of Office.  The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of that number of Directors specified by the Articles of Incorporation as originally filed, which number may be increased or decreased as provided in Section 3 of this Article. Each Director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualifies. Directors need not be stockholders.

Section 2. Vacancies.  Subject to the provisions of the Investment Company Act of 1940 or any rule, regulation or order thereunder (collectively referred to herein as the “1940 Act”), any vacancy in the Board of Directors occurring otherwise than by reason of any increase in the number of Directors authorized for the Corporation shall be filled in accordance with the applicable laws of Maryland.

Section 3. Increase or Decrease in Number of Directors.  By the vote of a majority of the entire Board, the Board of Directors may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors, to hold office until the next annual meeting of the stockholders or until their successors are duly elected and qualify. By a vote of a majority of the entire Board, the Board of Directors likewise may decrease the number of Directors to a number not less than three, but the tenure of office of any Director shall not be affected by any such decrease made by the Board. In the event that after proxy material has been printed or otherwise reproduced for a meeting of stockholders at which Directors are to be elected, any one or more nominees for Director nominated by management of the Corporation dies or becomes incapacitated and thereby unable to serve in such office, the authorized number of Directors shall be reduced automatically by the number of such deceased or incapacitated nominees, and such deceased or incapacitated nominee’s name shall be stricken automatically from the names of those nominated, unless the Board of Directors prior to the meeting shall determine otherwise.

Section 4. Place of Meeting.  The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be held from time to time upon call of the President or the Chairman of the Board of Directors, if any, or of a majority of the Directors, by oral, telegraphic or written notice duly served on, sent or mailed to each Director not less than one day before each such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

Section 7. Quorum.  One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the 1940 Act), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise specifically be provided by statute, by the Articles of Incorporation or by these By-Laws.

Section 8. Executive Committee.  By the affirmative vote of a majority of the entire Board, the Board of Directors may elect from the Directors an Executive Committee to consist of such number of Directors as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law. The Executive Committee may fix its own rules of procedure and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 9. Other Committees.  By the affirmative vote of a majority of the entire Board, the Board of Directors may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of such committee, to fill vacancies, and to discharge any such committee.

Section 10. Informal Action by and Telephone Meetings of Directors and Committees.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken, except as otherwise required by the 1940 Act, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or Committee. Subject to the 1940 Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

Section 11. Compensation of Directors.  Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III OFFICERS

Section 1. Executive Officers.  The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors, who shall be a Director, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in their discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, each of whom shall hold office at the pleasure of the Board or Executive Committee, or until his earlier resignation, removal or other termination of employment and shall have such authority and perform such duties as the Board or Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Term of Office.  The term of office of all officers shall be one year and until their respective successors are chosen and qualified; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

Section 3. Powers and Duties.  The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

ARTICLE IV CAPITAL STOCK

Section 1. Certificate of Shares.  Each stockholder of the Corporation upon request shall be entitled to a certificate or certificates evidencing his interest in the Corporation, in such form as the Board of Directors may from time to time prescribe.

Section 2. Transfer of Shares.  Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

Section 3. Stock Ledgers.  The stock ledgers of the Corporation, containing the name and address of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE V CORPORATE SEAL

The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may be determined.

ARTICLE VI FISCAL YEAR

The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE VII AMENDMENT OF BY-LAWS

The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.

MANNING & NAPIER FUND, INC AMENDMENT TO THE BY-LAWS

By a unanimous vote of the Board of Directors at a meeting held on June 11, 1987 the following change to the Corporation’s By-Laws was adopted: Article I, Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall not be required to be held in any year in which the Investment Company Act of 1940, as amended, does not require that the corporation obtain stockholder approval (i) for the election of director(s), (ii) of any contract with an investment advisor or principal underwriter, as those terms are defined in the Investment Company Act of 1940, as amended, that the corporation enters into, or renewal or amendment thereof, or (iii) for the selection of the corporation’s independent public accountants. In any year in which an annual meeting of stockholders is not required to be held, the Board of Directors may, but shall not be required to, determine to hold a meeting of the stockholders of the corporation. The meeting, if any, of the stockholders of the corporation shall be held on the date established by the Board of Directors during the fourth month following the close of the corporation’s fiscal year, or on such other date as the Board of Directors may from time to time determine, for the purpose of transacting any business as may properly be brought before the meeting.

MANNING & NAPIER FUND, INC AMENDMENT TO THE BY-LAWS

By a unanimous vote of the Board of Directors at a meeting held on October 19, 1990 the following change to the Corporation’s By-Laws was adopted: Article I, Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall not be required to be held in any year in which stockholders are not required to elect directors under the Investment Company Act of 1940 (the “1940 Act”) even if the Corporation is holding a meeting of the stockholders for a purpose other than the election of directors. If the Corporation is required by the 1940 Act to hold a meeting to elect directors, the meeting shall be designated as the Annual Meeting of stockholders for that year and shall be held within 120 days after the occurrence of an event requiring the election of directors. The Board of Directors may, in its discretion, hold a meeting to be designated as the Annual Meeting of stockholders on a date within the thirty-one day period, March 16 through April 15, in any year where an election of directors by stockholders is not required under the 1940 Act. The date of an Annual Meeting shall be set by appropriate resolution of the Board of Directors, and stockholders shall vote on the election of directors and transact any other business as may be properly brought before the Annual Meeting.

EXETER FUND, INC AMENDMENT TO THE BY-LAWS

By a unanimous vote of the Board of Directors at a meeting held on May 18, 2004 the following change to the Corporation’s By-Laws was adopted: Article III, Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors, who shall be a Director, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. The Board of Directors or the Executive Committee may also in their discretion appoint a Chief Legal Officer, Chief Compliance Officer, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, each of whom shall hold office at the pleasure of the Board or Executive Committee, or until his earlier resignation, removal or other termination of employment and shall have such authority and perform such duties as the Board or Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

EXETER FUND, INC. AMENDMENT TO THE BY-LAWS

By a unanimous vote of the Board of Directors at a meeting held on May 15, 2006 the Board changed the name of the Corporation to Manning & Napier Fund, Inc. effective September 29, 2006.

MANNING & NAPIER FUND, INC AMENDMENT TO THE BY-LAWS

By a unanimous vote of the Board of Directors at a meeting held on May 14, 2008 the following change to the Corporation’s By-Laws was adopted: Article I, Section 4. Notice of Meetings of Stockholders. Written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat not less than the minimum nor more than the maximum number of days permitted under the laws of Maryland, by leaving the same with him or at his residence or usual place of business, by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation, or, to the extent permitted by applicable law, by electronic transmission. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.”

In addition, by a unanimous vote of the Board of Directors at a meeting held on May 14, 2008 the following change to the Corporation’s By-Laws was adopted: Article II, Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or the Chairman of the Board of Directors, if any, or of a majority of the Directors, by oral, telegraphic, electronic, written notice duly served on, sent or mailed to each Director not less than one day before each such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

By a unanimous vote of the Board of Directors at a meeting held on May 14, 2008 the following change to the Corporation’s By-Laws was adopted: Article II, Section 10. Informal Action by and Telephone Meetings of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, except as otherwise required by the 1940 Act, if a written consent to such action is given in writing or by electronic transmission by all members of the Board, or of such committee, as the case may be, and filed in paper or electronic form with the minutes of the proceedings of the Board or Committee. Subject to the 1940 Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.